UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2022

BIMI International Medical Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34890	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9th Floor, Building 2, Chongqing Corporation Avenue, Yuzhong District, Chongqing, P. R. China	116000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (8604) 1182209211

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	BIMI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 9, 2022, BIMI International Medical Inc. (the “Registrant” or the “Company”) entered into Amendment No. 3 (the “Amendment”) to the Stock Purchase Agreement dated as of April 9, 2021 (as amended on April 16, 2021 and December 17, 2021, the “Original Agreement”), by and among the Registrant, BIMI Pharmaceutical (Chongqing) Co., Ltd., Wuzhou Qiangsheng Hospital Co., Ltd. (“Wuzhou”), Suzhou Eurasia Hospital Co., Ltd. (“Suzhou”), Yunan Yuxi Minkang Hospital Co., Ltd. (“Yunan”, collectively with Wuzhou and Suzhou, the “Hospitals”), Mr. Jiangjin Shen and Mr. Zhiwei Shen.

The Amendment provided for the reduction of the purchase price for the Hospitals from RMB 162,000,000 to RMB 80,000,000, including a retroactive decrease in the Closing Cash Payment (as defined in the Original Agreement) from RMB 20,000,000 to nil and a retroactive decrease in the Closing Stock Payment (as defined in the Original Agreement) from 800,000 shares of the Registrant’s common stock to 164,000 shares. As a result of the Amendment, the sellers of the Hospitals agreed to return RMB 20,000,000 in cash and 636,000 shares of the Company’s common stock immediately. The sellers agreed that the 2021 and 2022 performance targets as set forth in the Original Agreement were not met and therefore, they are not entitled to the Second Payment or the Third Payment (both as defined in the Original Agreement). In light of the forfeited performance payments due to the Hospitals’ failure to meet the performance targets for 2021 and 2022, a new 2023 performance target of RMB 5,500,000 in net profit and a corresponding performance payment in the amount of RMB 64,000,000 were added in the Amendment. The Amendment also included certain post-closing agreements which give the Company the right to sell the Hospitals back to their original owners upon occurrence of certain events, and the original owners the rights to buy the Hospitals back upon occurrence of certain events.

All the numbers of shares of the Company’s common stock in this Current Report on Form 8-K do not reflect the reverse stock split that became effective at 5pm on December 9, 2022.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 hereto, and is incorporated herein by reference.

Item 8.01 Other Events

On December 13, 2022, the Company issued a press release announcing the execution of the Amendment.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Current Report on Form 8-K may contain forward-looking statements based on management’s current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein that are not historical facts are considered “forward-looking statements.” Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, statements regarding the efficacy of investment in research and development are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the effect of political, economic, and market conditions and geopolitical events; legislative and regulatory changes that affect our business; the availability of funds and working capital; the actions and initiatives of current and potential competitors; investor sentiment; and our reputation. The Registrant does not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. The factors discussed herein are expressed from time to time in the Registrant’s filings with the Securities and Exchange Commission available at http://www.sec.gov.

Item 9.01. Financial Statement and Exhibits.

Exhibit No	Document
4.1	Amendment No. 3 to Stock Purchase Agreement and Settlement Agreement dated December 9, 2022
99.1	Press Release Dated December 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2022	BIMI International Medical Inc.

	By:	/s/ Tiewei Song
	Name:	Tiewei Song
	Title:	Chief Executive Officer

2